Exhibit 5.1

REEDER & SIMPSON P.C.

ATTORNEYS AT LAW

P.O. Box 601 RRE Commercial Center Majuro, MH 96960	Telephone: 011-692-625-3602 Facsimile: 011-692-625-3603 Email: dreeder@ntamar.net r.simpson@simpson.gr

[              ], 2015

Genco Shipping & Trading Limited

299 Park Avenue, 12th Floor

New York, New York 10171

Re: Genco Shipping & Trading Limited (the “Company”)

Ladies and Gentlemen:

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the Bar of the RMI.  We have acted as special RMI counsel to the Company, an RMI non-resident domestic corporation, and in such capacity we have assisted in the preparation and filing with the United States Securities and Exchange Commission (the “Commission”), under the United States Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-4 (Registration No. 333-203822) (the “Registration Statement”), in respect to the contemplated issuance by the Company of up to 11,287,132 shares (collectively, the “Shares”) of common stock of the Company, par value $0.01 per share, pursuant to that certain Agreement and Plan of Merger, dated as of April 7, 2015 by and among Baltic Trading Limited, Poseidon Merger Sub Limited and the Company (the “Merger Agreement”), for the purpose of rendering an opinion that relates to the application and interpretation of RMI law.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion we have examined: (i) an electronic copy of the Registration Statement and the joint proxy statement/prospectus to which the Registration Statement relates; (ii) the Second Amended and Restated Articles of Incorporation of the Company, as amended to date and currently in effect; (iii) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; (iv) the Merger Agreement; and (v) certain resolutions of the Board of Directors of the Company relating to the approval of the Merger Agreement and the merger contemplated thereby (the “Merger”), including the issuance of the Shares, and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In addition, although we have searched the statutory laws of the RMI and have examined such certificates, records, authorizations, and proceedings as we have deemed relevant, our knowledge of factual matters is limited to those matters of which we have actual knowledge. The opinions hereinafter expressed are subject to the constitutionality and continued validity of all RMI statutes and laws relied upon us in connection therewith. We express no opinion as to matters governed by, or the effect or applicability of, any laws of any jurisdiction other than the laws of the RMI which are in effect as of the date hereof. This opinion speaks as of the date hereof, and it should be recognized that changes may occur after the date of this letter which may affect the opinions set forth herein. We assume no obligation to advise the Company or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.

Based upon and subject to the foregoing, and to the qualifications and limitations hereafter expressed, we are of the opinion that the Shares have been duly authorized, and that when (i) the Registration Statement has become effective under the Act, (ii) the Merger has been completed in accordance with the Merger Agreement, and (iii) the Shares have been issued in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby authorize the Company to file this opinion as an exhibit to the Registration Statement and consent to the reference to us under the caption “Legal Matters” in the joint proxy statement/prospectus that is a part of the Registration Statement, without admitting that we are an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely.

Reeder & Simpson P.C.